Land Use Right Transfer Agreement

[English Translation]

Agreement No.: HBOP2013-LD

Transferor:	Hebei Baoding Orient Paper Milling Co., Ltd.
(herein after referred to as Party A)
Transferee:	Hebei Fangsheng Real Estate Development Co., Ltd.
(herein after referred to as Party B)

Party A has the State-owned land use right located at the south of Juli Road (former South of Nanhuan Road) and at the east of Shengyuan South Street with an area of 33,372.49 square meters. In accordance with the “Comprehensive Planning of the Use of Land of Xushui County” and an ensuing resolution requesting “negotiated transfer/surrender of land and the payment of land transfer fee” by several local enterprises located in the center of the county from local Xushui County government, the use of the land is being converted from industrial to residential As Party A’s permitted scope of business does not include the use and development of the land for residential use; and in order to secure Party A’s normal operation at the location in the near future, Party A hereby transfers the land use right and the development right to Party B, and sells the buildings attached to the land to Party B (the number of Real Estate Sales Agreement is HBOP2013-RS.) The area for transferred land use right is 29,737.79 square meters. The portion of the land occupied by the boiler room, pump room and electricity distribution room with a total of 3,634.70 square meters is excluded in the scope of this Transfer Agreement.

Party A and Party B entered into this Agreement by mutual negotiation in accordance with the current laws and regulations of land transfer and development, taking into consideration actual conditions of the land referred to in this Agreement. Both Parties shall voluntarily execute this Agreement according to the terms and conditions set forth below.

Section 1 The Basic Information of the Land
1. Land Location: South of Juli Road(formerly Nanhuan Road) and least of Shengyuan South Avenue

2. Total area of land use right: 33,372.49 square meters
3. Land Status: In service
4. Certificate Number of the State-owned Land Use Rights: XUGUOYONG(2003)ZIDI004HAO

Section 2 Rights Condition

1. Party A confirms that it legally owns the land use right to transfer under this Agreement, and there are no property defects of collateral, seizure and any third party’s claim, etc;

2. Party B takes all associated rights and obligations of the landbts and all economic legal liabilities after the transfer. Party A confirms that it has paid off all costs and expenses of for land use and development rights purported in this Agreement; and that there is no dispute regarding any rights and obligation of the land use rights.

Section 3 Transfer Period
1. The above land use right will be owned by Party B and be protected by state laws from the day Party B acquires the land use right certificate of this State-owned land;

2. During the transfer period, Party A shall not retract the land use right except as otherwise provided herein.

Section 4 Transfer Price
1. Both Parties confirm that the transfer price is RMB17,188,400（say RMB SEVENTEEN MILLION ONE HUNDRED AND EITHTY EIGHT THOUSAND FOUR HUNDRED ONLY）in accordance with the Land Appraisal Report from the appraiser designed by Xushui County Government;

2. The above transfer price covers all paid and payable fees when Party A acquired the land use right;

Section 5 Payment Term

1. Party B shall pay the entire transfer price in a lump-sum payment under this Agreement to Party A within Ten working days after this Agreement takes effect;

2. Party A shall issue an invoice to Party B or the agency or personal designated by Party B as provided under relevant legal requirements after receiving Party B’s transfer price.

Section 6 Documents Delivery and Procedures Handling

Party A shall provide Party B with the documents of the land use right related to the transferred land, including but not limit to the documents of prior land transfer Agreement, red line map, government ratification for construction, planning permission of construction, planning permission of construction engineering, building design summary, design drawing, development project rights approval and qualification certificate, etc. within Ten working days after this Agreement takes effect, so that Party B is able to handle the relevant entitlement and transfer procedures.

Section 7 Tax
Party A shall bear all tax fees charged by government authorities and agencies designated by government in the procedure of the land use right transfer and the project development right transfer under this Agreement. Party A shall also pay all of those tax fees that are prorated between Party A and Party B, As the transfer price paid by Party B is intended to have already included all taxes for Party B.

Section 8 Law Condition of Transfer
The land use right shall transfer to Party B upon Party A and Party B signing this Transfer Agreement, and Party B shall bear the risks and responsibilities associated with this land.

Section 9 Party A’s Responsibility for Breach
1. After this Agreement takes effect, if Party A unilaterally terminates this Agreement or delays the performance of the obligations in this Agreement over 30 working days, it shall be deemed a fundamental breach by Party A. Party A should refund all of Party B’s payment of transfer price plus interests to Party B pursuant to the prevailing bank loan interest rate;

2. It shall be deemed a unilateral breach of the Agreement by Party A if any third person asserts any rights to the land use right and project development right referred to in this Agreement due to Party A’s concealing of facts, or for any other reason caused by Party A, resulting in non-performance of this Agreement. Party A shall bear the responsibilities according to Subsection 1 of this Section 9;

3. If Party A delays the performance of certain obligations provided in this Agreement, but has not caused the fundamental breach, Party A shall pay the liquidated damage at the rate of 0.021% of the paid transfer price per day to Party B.

Section 10 Party B’s Responsibility for Breach
1. After this Agreement takes effect, if Party B unilaterally terminates this Agreement, Party B shall compensate Party A for its economic losses for an amount equal to 10% of the transfer price;

2. If Party B delays the payment of the transfer price to Party A, Party B should pay liquidated damages at the rate of 0.05% of the delinquent amount per day to Party A. If the delinquency lasts over thirty working days, Party A is entitled to terminate this Agreement; and Party B shall compensate Party A for its economic losses for an amount equal to 10% of the transfer price;

3. If any of the above situations results in the termination of this Agreement, Party B shall unconditionally return the original documents related to this project and any document obtained from follow-up development back to Party A.

Section 11 Representations and warranties

Party A warrants that:

1. Party A has the right to transfer the land in this Agreement, and has the full capability to sign this Agreement with Party B;

2. At the time the Agreement is signed, no court, arbitration institution, administrative agency or regulatory body has made any judgment, verdict or specific administrative actions that has material adverse effect on Party A to perform the Agreement;

3. Party A confirms and warrants that no collateral, creditor’s right or financial obligation is attached to the land; that there is no third party recourse on the land before Party B obtains the land use right;

4. All required internal authorization procedures for Party A to sign this Agreement have been completed; and the signer of this Agreement is Party A’s legal representative or authorized representative. This Agreement is legally binding on the two Parties once taking effect.

Party B warrants that:

1. Party B has the right to sign and the capability to perform this Agreement;

2. At the time the Agreement is signed, no court, arbitration institution, administrative agency or regulatory body has made any judgment, verdict or specific administrative actions that have material adverse effect on Party B to perform the Agreement;

3. All required internal authorization procedures for Party B to sign this Agreement have been completed; and the signer of this Agreement is Party B’s legal representative or authorized representative. This Agreement is legally binding on the two parties once taking effect.

Section 12 Confidential Clause
Party A and Party B both warrant to keep confidential the other Party’s non-public documents and information obtained from the discussion, signing and performing this Agreement (including business secrets, cooperation plans, operational activities, financial information, technical intelligence, operational information and other business secrets). Each Party must not disclose all or part of the non-public documents and information to any third party without permission of the other which provided the documents and information unless otherwise regulated by the law or regulation or agreed by the two Parties.

Section 13 Modification of Agreement
If any unforeseeable circumstances happens during the performance period of this Agreement that forces either Party to modify this Agreement, the Party requesting modification shall inform the other Party in writing immediately. After the request is accepted by the other Party, the two Parties shall sign the written modification agreement within a time limit. The modification agreement shall become an integral part of this Agreement. Neither Party has the right to modify the Agreement unless written document is signed by the two Parties; otherwise, the Party acting unilaterally to change the provisions of the Agreement shall bear the responsibility of economic losses to the other Party.

Section 14 Assignment of Agreement
Unless otherwise provided in the Agreement or agreed upon after negotiation by both Parties, neither Party shall assign any rights and obligations of both parties provided in this Agreement to a third party without the other Party’s written consent. Any assignment shall be invalid without the other Party’s written consent.

Section 15 Settlement of Disputes
Any disputes arisen in the process of Agreement implementation shall be resolved through negotiation by both Parties. Disputes may also be mediated by relevant resolution organizations; or if negotiation or mediated fail, by filing a lawsuit in the PRC People’s Court.

Section 16 Force Majeure
1. If any Party of the Agreement fails to perform all or part of its obligations under this Agreement Due to the influence of force majeure event, the implementation of the obligations should be suspended when the force majeure event impedes its implementation;

2. The Party who claimed to have been influenced by force majeure event shall inform the other Party the occurrence of the force majeure event promptly in writing, and provide appropriate evidence of the force majeure event and its duration and the written information within 5 days after the occurrence of the force majeure event regarding its inability to perform the Agreement or delay of implementation to the other Party. The Party claiming that performance is impossible or impractical due to the force majeure event has the responsibility to make every reasonable effort to eliminate or mitigate the influence of the force majeure event;

3. When a force majeure event happens, both parties should immediately decide on how to implement this Agreement through friendly negotiation. After the termination or elimination of the force majeure event or its influence, both Parties should immediately resume the implementation of the obligation under the Sections of this Agreement. If the force majeure event and its influence cannot be terminated or eliminated and results in any Party of the Agreement losing the ability to continue to perform the Agreement, then both parties may negotiate to terminate the Agreement or temporarily delay the implementation of the Agreement, and the Party who encounters the force majeure needs not bear responsibilities for the termination or delay. However, if force majeure happens after a delay of implementation, the Party causing the delay cannot be exempted from liability;

4. “Force Majeure” referred to in this Agreement means any event, which cannot be reasonably controlled by the influenced Party, is unable to be predicted or unable to avoid and overcome even if predicable, and occurs after the date of signing the Agreement, which makes the Party impossible or impractical to objectively perform this Agreement in whole or in part. The events include, but not limited to, natural disasters such as flood, fire, drought, typhoon, earthquake, and social events, such as war, riot and strike, as well as government act or legal provisions, etc.

Section 17 Interpretation of Agreement
For the matters not covered or undefined in this Agreement, both Parties can make reasonable interpretation to the Agreement according to common sense understandings based on the general principle, purpose, common transaction practices and contents of related sections. This interpretation is binding, unless the interpretation is inconsistent with laws or this Agreement.

Section 18 Supplements and Exhibits
Matters not covered in the Agreement shall be implemented according to relevant laws and regulations. For the matters not specified by laws and regulations, Party A and Party B may agree on a written supplementary Agreement. Exhibits and supplementary Agreement of this Agreement are the indivisible parts of this Agreement, and have the same legal effect with the Agreement.

Section 19 Validity of Agreement
1. This Agreement shall take effect on the date of signing by both Parties’ legal representative or its authorized representative and stamping with official seals or agreement seals;

2. This original Agreement is made in two copies. Each party holds one copy with equal legal force.

If there is any conflict between a Chinese language provision and the corresponding English language provision in this Agreement, the Chinese language provision will prevail.

Transferor (seal):/chop/Hebei Baoding Orient Paper Milling Co., Ltd.

Legal representative:

Authorized representative: /s/Dahong Zhou

Date: August 9, 2013

Transferee (seal): /chop/Hebei Fangsheng Real Estate Development Co., Ltd.

Legal Representative: /s/Zhenyong Liu
Authorized representative:

Date: August 9, 2013

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